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                                                                    EXHIBIT 12.1

                           RJR NABISCO HOLDINGS CORP.
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN MILLIONS)

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                                                                                                 THREE MONTHS ENDED
                                                                                                   MARCH 31, 1999
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Earnings before fixed charges:
  Income before income taxes..................................................................        $     153
  Less minority interest in pre-tax income of Nabisco Holdings................................               12
                                                                                                          -----

  Adjusted income before income taxes.........................................................              141
  Interest and debt expense...................................................................              216
  Interest portion of rental expense..........................................................               14
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Earnings before fixed charges.................................................................        $     371
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Combined fixed charges and preferred stock dividends:
  Interest and debt expense...................................................................        $     216
  Interest portion of rental expense..........................................................               14
  Capitalized interest........................................................................                1
  Preferred stock dividends...................................................................                4
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Total fixed charges and preferred stock dividends.............................................        $     235
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Ratio of earnings to fixed charges............................................................              1.6
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